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                                                                     EXHIBIT 4.9


THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY (AS DEFINED IN THE INDENTURE) OR A NOMINEE THEREOF. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. _____                                                      $________________
CUSIP No. _________________

                                IMC Global Inc.

                          7-3/8% Debentures due 2018

     IMC Global Inc., a Delaware corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of _________________ Million Dollars ($_____________) on August 1, 2018, and to pay interest thereon from August 11, 1998 or from the most recent interest payment date to which interest has been paid or duly provided for on the 7-3/8% Debentures due 2018 surrendered in exchange for this Debenture, payable semiannually on February 1 and August 1 in each year (each, an "Interest Payment Date"), commencing February 1, 1999, at the rate of 7-3/8% per annum, until the principal hereof is paid or duly made available for payment. Interest on this Debenture shall be calculated on the basis of a 360-day year of twelve 30-day months. If any Interest Payment Date, maturity date or redemption date falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount payable for the period from and such Interest
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Payment Date, maturity date or redemption date, as the case may be, to such next
Business Day. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Debenture (or one or more predecessor securities) is registered at the close of business on the regular record date for such interest, which shall be January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on the relevant regular record date by virtue of having been such Holder, and may be paid to the Person in whose name this Debenture (or one or more predecessor securities) is registered at the close of business on a subsequent special record date (which shall be at least five days before the payment date) for the payment of such defaulted interest to be fixed by the Company, notice whereof shall be given to the Holders of Debentures of this series not less than 15 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

     Payment of the principal of and the interest on this Debenture will be made at the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, that payment to DTC or any successor depository may be made by wire transfer to the account designated by DTC or such successor depository in writing.

     This Debenture is one of a duly authorized issue of securities of the Company (herein called the "Debentures") issued and to be issued in one or more series under an Indenture, dated as of August 1, 1998 (herein called, together with all indentures supplemental thereto, the "Indenture"), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debentures, and of the terms upon which the Debentures are, and are to be, authenticated and delivered. This Debenture is one of the series designated on the face hereof, limited (subject to exceptions provided in the Indenture) to the aggregate principal amount specified in the Officers' Certificate, dated August 11, 1998, establishing the terms of the Debentures pursuant to the Indenture.

     If an Event of Default with respect to the Debentures shall occur and be continuing, the principal of the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture contains provisions permitting, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series issued under the Indenture at any time by the Company and the Trustee with the written consent of the Holders of not less than a majority

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in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debentures issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

     This Debenture is redeemable at the option of the Company, in whole at any time or in part from time to time, at a redemption price equal to the greater of
(i) 100% of the principal amount of this Debenture to be redeemed and (ii) the sum, as determined by the Independent Investment Banker (as defined below), of the present values of the principal amount of this Debenture to be redeemed and the remaining scheduled payments of interest on the principal amount of this Debenture to be redeemed from the redemption date to August 1, 2018 (the "Remaining Term"), in each case, discounted from their respective scheduled payment dates to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 25 basis points, plus, in either case, accrued but unpaid interest thereon to the redemption date.

     "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the Remaining Term that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Term.

     "Comparable Treasury Price" means, with respect to any redemption date, the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

     "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

     "Reference Treasury Dealer" means each of Merrill Lynch Government Securities Inc., J.P. Morgan Securities Inc., Chase Securities Inc. and Salomon Brothers Inc, their affiliates, their respective successors and any other primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer") selected by the Company in addition to, or in substitution for, any of such firms; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

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     "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated on the third Business Day preceding such redemption date using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to the Holder hereof at its registered address. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the principal amount of this Debenture called for redemption.

     Except as provided above, this Debenture is not redeemable by the Company prior to maturity and is not subject to any sinking fund.

     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture, at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

     As provided in the Indenture and subject to certain limitations set forth therein and in this Debenture, the transfer of this Debenture may be registered on the Security Register upon surrender of this Debenture for registration of transfer at the office or agency of the Company maintained for the purpose in any place where the principal of and interest on this Debenture are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Debentures of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Debentures are issuable only in registered form without coupons in the denominations specified in the Officers' Certificate, dated August 11, 1998, establishing the terms of the Debentures, all as more fully provided in the Indenture and such Officers' Certificate. As provided in the Indenture and in such Officers' Certificate, and subject to certain limitations set forth in the Indenture, such Officers' Certificate and in this Debenture, the Debentures are exchangeable for a like aggregate principal amount of Debentures of this series in different authorized denominations, as requested by the Holders surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than in certain cases provided in the Indenture.

     Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

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     The Indenture contains provisions whereby (i) the Company may be discharged from its obligations with respect to the Debentures (subject to certain exceptions) or (ii) the Company may be released from its obligation under specified covenants and agreements in the Indenture, in each case if the Company irrevocably deposits with the Trustee money, Eligible Obligations or U.S. Government Obligations, or a combination thereof, in an amount sufficient to pay and discharge the entire indebtedness on all Debentures of this series, and satisfies certain other conditions, all as more fully provided in the Indenture.

     This Debenture shall be governed by and construed in accordance with the laws of the State of New York, applicable to agreements and instruments made and to be performed wholly within such State.

     All terms used in this Debenture without definition that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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     Unless the Certificate of Authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized officers, this Debenture shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.



                                    IMC GLOBAL INC.


                                    By:_________________________________________
                                      Name:
                                      Title:



                                    By:_________________________________________
                                      Name:
                                      Title:



                         CERTIFICATE OF AUTHENTICATION


     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


Dated:_________________


                                      THE BANK OF NEW YORK,
                                      as Trustee


                                      By:_______________________________________
                                          Authorized Signatory

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                                 ABBREVIATIONS


     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM              -   as tenants in common

TEN ENT              -   as tenants by the entireties

JT TEN               -   as joint tenants with right of survivorship and not as
                         tenants in common

UNIF GIFT MIN ACT    -   ________________________
                                  (Minor)

        Custodian        ________________________
                                   (Cust)

Under Uniform Gifts to Minors Act  ________________________
                                            (State)




Additional abbreviations may also be used though not in the above list.

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FOR VALUE RECEIVED, the undersigned registered holder hereby sell(s), assign(s)
and transfer(s) unto
________________________________________________

________________________________________________

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
[PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE]



the within Debenture and all rights thereunder, hereby irrevocably constituting and appointing to transfer said Debenture on the books of the Company with full power of substitution in the premises.



Dated:  _____________________
Signature:  _____________________


Notice: The signature to this assignment must correspond with the name as it appears upon the face of the within Debenture in every particular, without alteration or enlargement or any change whatever.


Signature Guaranty:_____________________________________________________________
                   Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Trustee, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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